Exhibit 3.45
Robin Carnahan Secretary of State AMENDED ARTICLES OF ORGANIZATION § WHEREAS, PNK (River City), LLC LC0707396 formerly, PNK Development 14, LLC filed its amended Articles of Organization with this office and WHEREAS that filing was found j ;o conform to the Missouri Limited Liability Company Act; « ^OW, THEREFORE, I, ROBIN CARNAHAN, Secretary of State of Missouri, by virtue of luthority vested in me by law do hereby certify and declare that the above entity’s Articles of Organization are amended. 1 N TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the -rCsSSSSSXvwv. GREAT SEAL of the State of Missouri, Done at the City of Jefferson, this 18th day of December, 2009. * Secretary of State

File Number:
LC0707396
Date Filed: 12/18/2009
Robin Carnahan
Secretary of State

State of Missouri
Robin Carnahan, Secretary of State

Corporations Division
PO Box 778 / 600 W. Main St. Rm. 322
Jefferson City. MO 65102
Amendment of Articles of Organization
Submit with filling fee of $25.00;
Charter # : LC0707396
1.	The current name of the limited liability company is PNK Development 14, LLC

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:
(Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment:	12/17/2009

Month/Day/Year
4.	The articles of organization are hereby amended as follows:

Article 1 is hereby deleted in its entirety and replaced with the following new Article 1.

“1. The name of the limited liability company is PNK (River City), LLC”

5.	(Check if applicable) This amendment is required to be filed because:
☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☑	a change in the name of the limited liability company.

☐	a change in the time set forth in the articles of organization for the limited liability company to dissolve.
6.	This amendment is (check either or both):
☐	authorized under the operating agreement

☑	required to be filed under the provisions of RSMo Chapter 347
In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ John A. Godfrey	John A. Godfrey	December 17, 2009

Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date
Name and address to return filed document:

Name:

Address:

City, State, and Zip Code:

State of Missouri
Amend/Restate — LLC/LP/LLP/LLLP 1 Page(s)

State of Missouri Robin Carnahan, Secretary of State

Corporations Division PO Box 778 / 600 W. Main St., Rm. 322 Jefferson City, MO 65102
Amendment of Articles of Organization
(Submit with filing fee of $25.00)
Charter #: LC0707396
1.	The current name of the limited liability company is PNK Development 14, LLC
2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:

(Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment:	12/17/2009

Month/Day/Year
4.	The articles of organization are hereby amended as follows:

Article 1 is hereby deleted in its entirety and replaced with the following new Article 1.

“1. The name of the limited liability company is PNK (River City), LLC”

5.	(Check if applicable) This amendment is required to be filed because:
☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☑	a change in the name of the limited liability company.

☐	a change in the time set forth in the articles of organization for the limited liability company to dissolve.
6.	This amendment is (check either or both):
☐ authorized under the operating agreement

☑ required to be filed under the provisions of RSMo Chapter 347
In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ John A. Godfrey	John A. Godfrey	December 17, 2009

Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date
Name and address to return filed document:
Name: Elaine Pumphrey, c/o Pinnacle Entertainment, Inc.
Address: 3800 Howard Hughes Parkway, Suite 1800
City, State, and Zip Code: Las Vegas, NV 89169
LLC-12 (11/2009)

State of Missouri Robin Carnahan Secretary of State CERTIFICATE OF ORGANIZATION WHEREAS, PNKDevelopment 14, LLC LC0707396 filed its Articles of Organization with this office on the 4th day of January, 2006, and that filing was found to conform to the Missouri Limited Liability Company Act. NOW, THEREFORE, I, ROBIN CARNAHAN, Secretary of State of the State of Missouri, do by virtue of the authority vested in me by law, do certify and declare that on the 4th day of January, 2006, the above entity is a Limited Liability Company, organized in this state and entitled to any rights granted to Limited Liability Companies. IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 4th day ‘Secretary of State

File Number: 200600440013
LC0707396
Date Filed: 01/04/2006
Robin Carnahan
Secretary of State

State of Missouri Robin Carnahan, Secretary of State Corporations Division P.O. Box 778 / 600 W. Main Street, Rm. 322 Jefferson City, MO 65102

Articles of Organization
(Submit with filing fee of $105)
1.	The name of the limited liability company is:

PNK Development 14, LLC

(Must include “Limited Liability Company,” “Limited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”)
2. The purpose(s) for which the limited liability company is organized: To conduct casino related operations and to transact any or all lawfull business for which a limited liability company may be organized under the Missouri Limited Liability Company Act.
3.	The name and address of the limited liability company’s registered agent in Missouri is:

CSC-Lawyers Incorporating Service Company, 221 Bolivar Street, Jefferson City, MO 65101

Name	Street Address: May not use P.O. Box unless street address also provided	City/State/Zip
4.	The management of the limited liability company is vested in: ☐ managers ☑ members (check one)

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual: The existence of the company is perpetual:

(The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)
6.	The name(s) and Street address(es) of each organizer (P.O. Box may only be used in addition to a physical street address):

Laurie J. Campbell, Senior Paralegal

c/o Irell & Manella LLP

1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067

7.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:

(Date may not be more than 90 days after the filing date in this office)
In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Laurie J. Campbell	Laurie J. Campbell	01-03-2006

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date
Name and address to return filed document:

Name:
Address:
City, State, and Zip Code:

State of Missouri
Creation — LLC/LP 1 Page(s)
1/05)